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Annual Shareholders Meeting

Presented on May 19, 2011

Safe Harbor Statement

Our comments today may contain forward-looking statements and management may make additional forward-looking statements in response to your questions. Such written and oral disclosures are made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995.

Although we believe our expectations expressed in such forward looking statements are reasonable, we cannot assure you that they will be realized. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the anticipated results, and therefore we refer you to a more detailed discussion of the risks and uncertainties in the Company's filings with the Securities & Exchange Commission.

Financial Reconciliations

Use of EBITDA;

We use EBITDA in our evaluation of our performance since we believe that EBITDA provides a useful measure of financial performance and value. We believe this principally for the following reasons:

We believe that EBITDA is an industry comparative measure of financial performance. It is, in our experience, a measure commonly used by analysts and financial commentators who report on the cinema exhibition and real estate industries and a measure used by financial institutions in underwriting the creditworthiness of companies in these industries. Accordingly, our management monitors this calculation as a method of judging our performance against our peers and market expectations and our creditworthiness. Also, analysts, financial commentators and persons active in the cinema exhibition and real estate industries typically value enterprises engaged in these businesses at various multiples of EBITDA. Accordingly, we find EBITDA valuable as an indicator of the underlying value of our businesses. We expect that investors may use EBITDA to judge our ability to generate cash, as a basis of comparison to other companies engaged in the cinema exhibition and real estate businesses and as a basis to value our company against such other companies.

EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitute for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States for purposes of analyzing our profitability. The exclusion of various components such as interest, taxes, depreciation and amortization necessarily limit the usefulness of these measures when assessing our financial performance as not all funds depicted by EBITDA are available for management's discretionary use. For example, a substantial portion of such funds are subject to contractual restrictions and functional requirements to service debt, to fund necessary capital expenditures and to meet other commitments from time to time as described in more detail in this Annual Report on Form 10-K.

EBIT and EBITDA also fail to take into account the cost of interest and taxes. Interest is clearly a real cost that for us is paid periodically as accrued. Taxes may or may not be a current cash item but are nevertheless real costs which, in most situations, must eventually be paid. A company that realizes taxable earnings in high tax jurisdictions may, ultimately, be less valuable than a company that realizes the same amount of taxable earnings in a low tax jurisdiction. EBITDA fails to take into account the cost of depreciation and amortization and the fact that assets will eventually wear out and have to be replaced.

EBITDA, as calculated by us, may not be comparable to similarly titled measures reported by other companies.

Equity Snapshot

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- 21.5 mil shares Class A Nonvoting Common,
- 1.5 mil shares Class B Voting Common

	This Year		Prior Year	
NASDAQ Listed:	RDI		RDI	
Price (Class A and B) (04/04/2011) vs (05/10/2010):	$4.92	$7.00	$4.01	$9.80
Market Cap (Class A and B):	**$ 113.06 mil**		**$ 91.1 mil**	
Shares Outstanding:	23.0 mil		22.7 mil	
Float:	**18.8 mil**		**17.2 mil**	
Revenues (ytd to 12/31/2010 & 2009):	$229.8 mil		$216.7 mil	
Net income (loss) (ytd to 12/31/2010 & 2009):	**$(12.7) mil**		**$6.1 mil**	
EBITDA (ytd to 12/31/2010 & 2009):	$29.8 mil		$37.8 mil	

Source: Yahoo Finance, Company 10K Dec 31, 2010
2009 results have been adjusted to reflect the transfer of Lake Taupo from operating to Held for Sale

Business and Geographic Mix

Revenue by Business



Real Estate 8%
Cinema Exhibit'n 92%

Total: $229.8 Million

Revenue by Region



New Zealand 11%
Australia 41%
USA 48%

Total: $229.8 Million

(YTD to 12/31/10)

Business and Geographic Mix

Assets by Business


Corp
6%
Real
Estate
43%
Cinema
Exhibit'n
51%

Total: $430.3 Million

Assets by Region


New
Zealand
16%
USA
29%
Australia
55%

Total: $430.3 Million

(As of 12/31/10)

Real Estate Valuation (as of 04/06/2011)

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Ticker	Name	Market Cap (mil)	Price/ Book (mrq)	EV/Rev (ttm)	EV/EBITDA (ttm)	EBITDA (ttm)
RDI	Reading International	$ 113	1.0	1.6	12.6	$ 29.8
AKR	Acadia Realty Trust	$ 771	2.4	9.2	15.9	$ 93.7
ADC	Agree Realty Corp.	$ 215	1.3	8.8	11.6	$ 27.4
AEC	Associated Estates Realty	$ 675	2.1	8.3	20.4	$ 62.5
BXG	Bluegreen Corp.	$ 135	0.4	2.4	13.7	$ 65.7
EPR	Entertainment Properties Trust	$ 2,120	1.3	10.6	12.8	$ 259.6
LTC	LTC Properties Inc.	$ 775	2.4	14.1	16.3	$ 63.4
MNR	Monmouth Real Estate Investment Corp.	$ 286	1.6	11.1	15.5	$ 33.2
RPT	Ramco-Gershenson Properties Trust	$ 485	1.2	8.8	16.1	$ 64.9
O	Realty Income Corp.	$ 4,140	2.7	17.6	19.4	$ 312.0
UBA	Urstadt Biddle Properties	$ 539	2.2	8.0	13.2	$ 53.8
	Average	**$ 1,014**	**1.8**	**9.9**	**15.5**	**$ 103.6**

Source: Yahoo Finance, Company 10K Dec 31, 2010

Cinema Exhibition Business

Country		Wholly Owned	Con	Un	Man	Total
Australia -	cinemas	18	3	1	-	22
	screens	138	16	16	-	170
New Zealand -	cinemas	8	-	3	-	11
	screens	44	-	16	-	60
United States -	cinemas	22	1	-	2	25
	screens	217	6	-	9	232
Totals	cinemas	48	4	4	2	58
	screens	399	22	32	9	462

- **Revenues of $229.8 million YTD to 12/31/2010**

Source: Company SEC Filings

Cinema Exhibition Valuation (04/04/2011)

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Ticker	Name	# of Screen	Market Cap (mil)		Price/ Book (mrq)	EV/Rev (ttm)	EV/EBITDA (ttm)	EBITDA (ttm)	
RDI	Reading International	462	$	113	1.0	1.6	12.6	$	29.8
RGC	Regal Entertainment	6,698	$	2,110	N/A	1.4	9.0	$	447.1
MCS	Marcus Corporation	684	$	337	1.0	1.4	8.0	$	65.6
CKEC	Carmike Cinemas	2,236	$	88	N/A	0.9	6.8	$	63.8
CNK	Cinemark Holdings	3,832	$	2,300	2.2	1.6	7.7	$	442.6
	Average	**3,363**	**$**	**1,209**	**1.6**	**1.3**	**7.9**	**$**	**254.8**
IMAX	IMAX	518	$	2,040	13.0	6.8	28.2	$	60.0

Source: Yahoo Finance Company 10K Dec 31, 2010

Full Year 2010

Twelve Month 2010 Highlights

- our revenue for the 2010 year was $229.8 million compared to $216.7 million in the 2009 year, an increase of $13.1 million or 6.1%, driven by a $13.4 million increase in Australia and a $2.6 million increase in New Zealand;

- on April 30, 2010, we refinanced the loan secured by our Union Square property with another lender. The new loan for $7.5 million has a five-year term with a fixed interest rate of 5.92% per annum and an amortization payment schedule of 20 years with a balloon payment of approximately $6.4 million at the end of the loan term.

- on July 31, 2010, Bank of America extended a $3.0 million line of credit ("LOC") to RDI. The agreement is for one year and is potentially renewable at that date. The LOC carries an interest rate equal to BBA LIBOR floating plus 350 basis points margin. At December 31, 2010, we had not drawn down any of this facility.

Twelve Month 2010 Highlights

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- during July 2010, our wholly owned subsidiary, Craig Corporation, and the IRS agreed to file with the Tax Court a settlement of the IRS's claim against Craig Corporation with respect to its 1997 tax year, where the IRS conceded 70% of its proposed adjustment to income resulting in a $12.1 million adjustment to taxes payable;
- on September 27, 2010 we gave notice to Nationwide Theaters Corp. that in accordance with the principal reduction provisions of the Seller's note associated with our 2008 Consolidated Cinemas acquisition, we were entitled to a $12.5 million reduction in the principal amount owed; and
- on December 1, 2010, GE Capital amended and restated our GE Capital Term Loan agreement, lending to us an additional $8.0 million and extending the loan expiration date to December 1, 2015.
- in 2010, we were advised by our principal lender in Australia that it was curtailing lending activities in that country, and would not be renewing our $111.3 million (AUS$110.0 million) credit facility. On March 9, 2011, we received credit approval from National Australia Bank for a $106.3 million (AUS$105.0 million) facility that will replace our expiring Australia Corporate Credit Facility which will allow us to fully repay our $101.7 million (AUS$100.5 million) of outstanding debt.

Summary Financial Data

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Income Statement ($ in thousands)	Year Ended December 31, 2010	2009
Revenues	$ 229,817	$ 216,685
Operating expenses	216,688	202,821
Operating income	13,129	13,864
Net income from continuing operations	848	7,991
Net income (loss) applicable to common	(12,650)	6,094
Earnings (loss) Per Share from continuing ops - fully diluted	(0.56)	0.27
Earnings (loss) Per Share - fully diluted	(0.56)	0.27
EBITDA	29,782	37,786

Source: Company 10K December 31, 2010
Note: For reconciliation to closest GAAP equivalent please refer to reconciliation slide
2009 results have been adjusted to reflect the transfer of Lake Taupo from operating to Held for Sale

Detailed Financial Data

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Statements of Operations

	Twelve Months Ended December 31, 2010	Twelve Months Ended December 31, 2009
Revenue	$ 229,817	$ 216,685
Operating expense		
Cinema/real estate	180,774	167,820
Depreciation and amortization	15,891	15,135
Loss on transfer of real estate from held for sale to continuing operations	-	549
Impairment expense	2,239	3,217
Contractual commitment loss	-	1,092
General and administrative	17,784	17,559
Other operating income	-	(2,551)
Operating income	13,129	13,864
Interest expense, net	(12,286)	(14,572)
Other income (loss)	1,350	(1,898)
Gain on retirement of subordinated debt	-	10,714
Gain on sale of investments in unconsolidated entities	-	268
Income from discontinued operations	5	58
Income tax expense	(14,232)	(1,952)
Net income attributable to noncontrolling interest	(616)	(388)
Net income (loss)	$ (12,650)	$ 6,094
Basic and diluted earnings (loss) per share	$ (0.56)	$ 0.27
EBITDA	$ 29,782	$ 37,786
EBITDA change	$(8,004)	

Source: Company 10K December 31, 2010
2009 results have been adjusted to reflect the transfer of Lake Taupo from operating to Held for Sale

Reconciliation of EBITDA to Net Income

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($ in thousands)		Year Ended December 31, 2010		2009
EBITDA from continuing operations	$	29,782	$	37,786
Income tax expense		(14,232)		(1,952)
Interest expense		(12,286)		(14,572)
Depreciation & amortization		(15,891)		(15,135)
Discontinued operations		(23)		(33)
Net income (loss)	$	(12,650)	$	6,094

Source: Company 10K December 31, 2010
2009 results have been adjusted to reflect the transfer of Lake Taupo from operating to Held for Sale

Summary Balance Sheet

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Balance Sheet

($ in thousands)	12/31/2010	12/31/2009
Cash and Cash Equivalents	$ 34,568	$ 24,612
Receivables	5,470	9,458
Other Current Assets	64,879	7,379
Total Current Assets	104,917	41,449
Property Held for and Under Development	35,702	78,676
Property & Equipment	220,250	200,749
Investment in Unconsolidated Entities	10,415	9,732
Other Assets	59,065	75,811
Total Assets	**$ 430,349**	**$ 406,417**
Total Current Liabilities	$ 162,551	$ 57,678
LT Notes Payable	92,784	177,166
Subordinate Debt	27,913	27,913
Other LT Liabilities	34,462	33,397
Total Stockholder's Equity	112,639	110,263
Total Liabilities & Stockholder's Equity	**$ 430,349**	**$ 406,417**

Source: Company 10K December 31, 2010

2001 to 2010 Yearly Financial Trend

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In US$
Revenue & Adj EBITDA (000's)
Assets & Debt (000's)
$250,000
$200,000
$150,000
$100,000
$50,000
$-
$(50,000)
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$(100,000)

	2001 Proforma	2002	2003	2004	2005	2006	2007	2008	2009	2010
Assets	$170,595	$182,772	$222,866	$230,227	$253,057	$289,291	$346,071	$370,076	$406,417	$430,349
Debt	$42,382	$50,240	$71,145	$83,252	$109,320	$130,212	$175,648	$237,615	$226,155	$227,983
Revenue	$70,291	$86,487	$93,789	$102,982	$103,547	$106,124	$119,295	$197,054	$216,685	$229,817
Adj EBITDA	$(3,707)	$3,582	$6,909	$9,399	$6,022	$17,046	$18,919	$19,777	$31,486	$32,299

First Quarter 2011

First Quarter 2011 Highlights

- On March 9, 2011, we received credit approval from National Australia Bank ("NAB") for a $108.8 million (AUS$105.0 million) facility that will replace our expiring Australia Corporate Credit Facility.

Summary Financial Data

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Income Statement	Three Months to March 31,	
($ in thousands)	2011	2010
Revenues	$ 54,123	$ 58,040
Operating expenses	52,190	53,599
Operating income	1,933	4,441
Net income (loss) applicable to common	(2,480)	353
Earnings (loss) Per Share from continuing ops - fully diluted	(0.11)	0.02
Earnings (loss) Per Share - fully diluted	(0.11)	0.02
EBITDA	6,215	7,936

Source: Company 10Q March 31, 2011
Note: For reconciliation to closest GAAP equivalent please refer to reconciliation slide
2010 results have been adjusted to reflect the transfer of Lake Taupo from operating to Held for Sale

Detailed Financial Data

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Statements of Operations ($ in thousands)	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Revenue	$ 54,123	$ 58,040
Operating expense		
Cinema/real estate	43,826	45,499
Depreciation and amortization	4,129	3,895
General and administrative	4,235	4,205
Operating income	1,933	4,441
Interest expense, net	(3,930)	(3,097)
Other income (expense)	345	(231)
Income from discontinued operations, net of tax	41	37
Income tax expense	(636)	(582)
Net income attributable to noncontrolling interest	(233)	(215)
Net income (loss)	$ (2,480)	$ 353
Basic and diluted earnings (loss) per share	$ (0.11)	$ 0.02
EBITDA	$ 6,215	$ 7,936
EBITDA change	$ (1,721)	

Source: Company 10Q March 31, 2011
2010 results have been adjusted to reflect the transfer of Lake Taupo from operating to Held for Sale

Reconciliation of EBITDA to Net Income

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($ in thousands)	Three Months Ended March 31, 2011	2010
EBITDA	$ 6,215	$ 7,936
Interest expense, net	(3,930)	(3,097)
Income tax provision	(636)	(582)
Depreciation & amortization	(4,129)	(3,895)
Discontinued operations	-	(9)
Net income (loss)	$ (2,480)	$ 353

Source: Company 10Q March 31, 2011
2010 results have been adjusted to reflect the transfer of Lake Taupo from operating to Held for Sale

Summary Balance Sheet

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($ in thousands)	03/31/2011	12/31/2010
Cash and Cash Equivalents	$ 26,833	$ 34,568
Receivables	4,210	5,470
Other Current Assets	66,786	64,879
Total Current Assets	97,829	104,917
Property Held for and Under Development	37,015	35,702
Property & Equipment	220,390	220,250
Investment in Unconsolidated Entities	10,838	10,415
Other Assets	59,851	59,065
Total Assets	**$ 425,923**	**$ 430,349**
Total Current Liabilities	$ 181,262	$ 162,551
LT Notes Payable	68,896	92,784
Subordinate Debt	27,913	27,913
Other LT Liabilities	34,491	34,462
Total Stockholder's Equity	113,361	112,639
Total Liabilities & Stockholder's Equity	**$ 425,923**	**$ 430,349**

Source: Company 10Q March 31, 2011

THANK YOU

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